                                                                    Exhibit 10.4


                            PATHOGENESIS CORPORATION
                               Employee Agreement


     In consideration of my employment by PathoGenesis Corporation or any of its subsidiaries and affiliates (the "Company"), any opportunities for advancement or reassignment which the Company may from time to time offer me, the compensation paid to me in connection with such employment and any capital stock of the Company and/or stock options which have been or may be granted to me by the Company, I agree as follows:

1.   Definitions

     For purposes of this Agreement the term:

(a) "Invention" includes any machine, article of manufacture, biological material, method, discovery, process, use, device, apparatus, system, chemical compound, formulation, composition of matter, design or configuration of any kind, or any improvement thereon (including all data, records and other materials related thereto), whether patentable or unpatentable.

(b) "Proprietary Information" means all information concerning the Company except that which is generally known publicly, or information entrusted to the Company by third parties. This includes information which may relate, for example, to Inventions, research, development, manufacturing, purchasing, accounting, marketing or selling. The information may be contained in material such as drawings, data, specifications, reports, customer lists, compilations or computer programs, or may be in the nature of unwritten knowledge, know-how or trade secrets.

2.   Ownership and Protection of Proprietary Information

     All Proprietary Information which I conceive or develop, either alone or with others, during the term of my employment, and all notes, memoranda, reports, drawings, blueprints, manuals, materials, data and other records relating thereto which shall come into my possession during the term of my employment, shall be the exclusive property of the Company. I will preserve in confidence and will not disclose or use, either during or after the term of my employment, any Proprietary Information known to me as a result of my employment except as required in my work for the Company or as authorized in writing by the Company. Upon termination of my employment or upon request, I will deliver to the Company all Proprietary Information and materials related thereto in my possession.

3.   Covenant Not to Compete, Disclose or Solicit

     During the term of my employment and for 12 months thereafter, I will not:
     (a) for my benefit or the benefit of others, engage or assist others to engage in the same or similar activity that I was performing for the Company relating to any product similar to a product offered or being developed by the Company, or engage in any activity which could reasonably be anticipated to require or expected to result in the use or disclosure of any Proprietary Information known to me as a result of my employment with the Company; or (b) directly or indirectly solicit, induce or in any manner influence any person who is, or shall be, employed by the Company, to leave such employment for the purpose of engaging in a business, or being employed by or associated with any person or entity.

4.   Inventions

(a) Any Invention which I conceive, develop or first actually reduce to practice, either alone or with others during the term of my employment shall be the exclusive property of the Company. I will promptly and fully disclose to the Company any such Invention. During my employment and thereafter, upon request, I will execute all papers in a timely manner and to all acts necessary to apply for and secure patents on the Inventions in the United States and foreign countries, and I will execute all papers and do any and all acts necessary to assign and transfer to the Company or any person or party or entity designated by the Company, the whole right, title and interest to the Invention and any applications for patents in the United States and foreign countries, and I will do all things necessary to sustain and maintain such applications, patents and assignments. The Company will pay all reasonable expenses related to such activities.

(b) I hereby represent and warrant that except as set forth on the attached list of Inventions, patent applications and patents made or conceived by me prior to my employment with the Company which are subject to prior agreements and which I desire to exclude from this Agreement, I have no other employment arrangements, and have made no undertakings which would restrict or impair my performance of this Agreement, except as set forth in the Employment Agreement dated July 1, 1996. If no such list is attached, I hereby represent and warrant that there are no such Inventions, patent applications or patents.

(c) In accordance with Company's policy and State of Washington law, this Agreement does not apply to, and I have no obligation to assign to the Company, any invention for which no Company trade secrets, and no equipment, supplies, or facilities of the Company were used, and which was developed entirely on my own time, unless: (i) the invention relates directly to the Company's own business; (ii) the invention relates to Company's existing or demonstrably anticipated research or development work; or (iii) the invention results from my work for the Company.

5.   Copyrights

     The Company shall own the copyrights in all writings and other works prepared by me during my employment with the Company that may be copyrighted and that are related to the present or planned business of the Company.

6.   Miscellaneous

(a) The obligations of this Agreement shall continue beyond the termination of employment and shall be binding on me and my heirs, assigns and legal representatives. This Agreement is for the benefit of the Company, its successors and assigns, and is not conditioned on employment for any period of time or compensation therefor.

(b) If any provision or term of this Agreement is found by any court of competent jurisdiction to be unenforceable, the remaining terms and provisions of this Agreement shall remain in full force and effect as if such unenforceable provision or term had never been a part hereof.

(c) This Agreement shall be governed by and construed in accordance with the laws of the state of Washington.

DATE:     July 1, 1996
          ------------------------

                                             /s/Marc F. Wipperman
                                             -------------------------------
                                             Marc F. Wipperman


                                             PATHOGENESIS CORPORATION

                                             By  /s/Walter H. Gantz
                                                 ---------------------------

                                             Its Pres. and CEO
                                                 ---------------------------

                              EMPLOYMENT AGREEMENT


     THIS AGREEMENT is entered into on 11/11/96 by and between Marc F. Wipperman ("Wipperman") and PathoGenesis Corporation, a Delaware corporation (the "Company"), with an effective date of July 1, 1996 (the "Effective Date").

     WHEREAS, the Company desires to employ Wipperman and Wipperman desires to be so employed;

     WHEREAS, the Company and Wipperman desire to set forth in writing the terms of their agreement with respect to Wipperman's employment;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties agree as follows:

     1. Employment. The Company hereby employs Wipperman and Wipperman hereby accepts employment on a full-time basis upon the terms and conditions set forth in this Agreement.

     2. Term. Wipperman's employment hereunder will commence on the Effective Date and will continue until June 30, 2000, except as provided under this Agreement. Thereafter, Wipperman's employment will be automatically renewed for successive quarterly terms, unless written notice of termination is given by either party to the other at least sixty days before the expiration of the then current term.

     3. Duties. Wipperman will perform such duties as may be determined and assigned to him from time to time by the Board and/or officer(s) of the Company to whom he reports, and will be given such powers and authority as may be needed to carry out those duties. If Wipperman shall be designated as a member of any board or committee of the Company or to any other office of the Company or any of its subsidiaries or affiliates, he agrees to serve in such capacity or capacities without additional compensation. Wipperman agrees to devote all of his working time and best efforts to the performance of his duties as an employee of the Company. Wipperman agrees that while he is employed by the Company, he will not engage in any other business activities or pursuits, whether on his own behalf or on behalf of any other person, firm or corporation, except that Wipperman may participate in the operation of Certified Manufacturing Corporation ("CMC") until December 31, 1996 to the extent necessary to wind up the operation of CMC, it being agreed that PathoGenesis' affairs must receive priority and that Wipperman's participation in the operations of CMC shall not adversely interfere with Wipperman's obligations to the Company.

     4. Compensation. The Company will pay Wipperman an annual base salary of $190,000 for the year commencing July 1, 1996, which amount may be increased by the Board of Directors for each subsequent year of this employment with an annual review date consistent with that of other senior executives of the Company. Wipperman's annual base salary will be payable in equal installments not less frequently than monthly in accordance with the policy of the Company in effect during the term of his employment. Wipperman will be eligible to receive an annual discretionary bonus of up to 25% of the annual base salary paid or payable to him during each calendar year of his employment. The amount of each annual bonus, if any, will be determined by the Board in its sole discretion; and the Board may take into account such factors as it may determine in its sole discretion including, but not limited to the performance of Wipperman and of the Company during the calendar year. The Company has granted Wipperman an Incentive Stock Option, under the Company's 1992 Stock Option Plan, to purchase 40,000 shares of the Company's common stock at an exercise price determined by the Company at the time of grant. A copy of the plan is attached as Exhibit A.

     5. Travel Expenses. Wipperman acknowledges and agrees that his position is expected to require travel, including both domestic and international travel. The Company will reimburse Wipperman for travel, entertainment and other out-of-pocket expenses reasonably incurred by him in the performance of his duties under this Agreement upon timely presentation to and approval by the Company of appropriate vouchers or receipts.

     6. Benefits. During the term of his employment, Wipperman will be eligible for all of the Company's employee benefits that are generally made available to all employees of the Company in accordance with the terms of the Company's employee benefit plans and programs.

     7.   Termination of Employment.

     (a) Death. Wipperman's employment hereunder shall terminate upon his death.

     (b) Disability. If during his employment by the Company Wipperman becomes physically or mentally disabled, whether totally or partially, so that Wipperman is unable to perform his services hereunder with reasonable accommodation as defined under the Americans with Disabilities Act for an aggregate of 180 days during any 270 day period, the Company, by written notice to Wipperman may terminate Wipperman's employment hereunder. Upon such termination, Wipperman shall be entitled to receive compensation earned prior to the date of such notice and, other than as set forth in this sentence, Wipperman shall have no right to receive any compensation or benefit hereunder on or after a notice of termination is given pursuant to this paragraph 7(b) other than pursuant to the Company's disability insurance policies. Nothing contained in this paragraph 7(b) shall be deemed to extend the term of Wipperman's employment under this Agreement. Notwithstanding the foregoing, in the event at any time Wipperman is receiving benefit payments under disability insurance policies paid for by the Company, then amounts otherwise due Wipperman under this Agreement shall be reduced by the amounts so received by Wipperman under such policies.

     (c) Termination for Cause. In addition to any other rights or remedies available to the Company, the Company may terminate Wipperman's employment hereunder for Cause. For purpose of this Agreement, the term "Cause" means (i) any failure or refusal of Wipperman to adequately perform employment duties and obligations hereunder as reasonably determined by the Company which is not cured within thirty days after written notice from the Company, of the ways in which Wipperman's job performance is unsatisfactory, (ii) any material breach by Wipperman of the other provisions of this Agreement as reasonably determined by the Company which is not cured within thirty days after written notice from the Company, (iii) any conduct constituting a crime involving dishonesty or moral turpitude or any conduct which is materially injurious to the Company as reasonably determined by the Company, or (iv) any other reason that would constitute cause under Washington state law.

     (d) Other Remedies. Notwithstanding the Company's right to terminate Wipperman's employment for Cause, the Company may, in addition, pursue other remedies in law or equity in the event of any breach of this Agreement by Wipperman.

     8. Restrictive Covenants. Wipperman acknowledges and agrees that he has executed and delivered to the Company an Employee Agreement dated July 1, 1996, a copy of which is attached as Exhibit B, which is and shall remain in full force and effect in accordance with its terms.

     9. Indemnification. The Company will indemnify Wipperman consistent with the Company's indemnification policies applicable to all officers of the Company; provided however that in no event shall the Company indemnify Wipperman for willful misconduct, fraud or gross negligence.

     (a) No Prior Agreements. Wipperman represents and warrants that he is not bound by any agreement or any other existing or previous business relationship or in any other way which conflicts with, or may prevent or otherwise conflict with, the full performance of his obligations and duties under this Agreement.

     10. Notices. Any notice under this Agreement must be in writing and will be deemed to have been given when personally delivered or mailed by first-class or express mail to the recipient at the following address (or such other address as shall be specified by prior written notice):

          To the Company:

          PathoGenesis Corporation
          201 Elliott Avenue West, Suite 150
          Seattle, WA 98119
          Attention: Chief Executive Officer
          Chief Financial Officer

          To Marc F. Wipperman:

          Marc F. Wipperman
          2 Hyde Road
          Flemington, NJ 08822

     11. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the interpretation of this Agreement in any other jurisdiction.

     12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Washington, without regard to the law of conflicts.

     13. Successors and Assigns. The rights and services and duties to be performed by Wipperman hereunder are personal and may not be assigned or delegated in any way. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and Wipperman, his heirs and legal representatives. Without limiting the generality of the foregoing, the Company shall have the right to assign this Agreement to any subsidiary or affiliate of the Company.

     14. Complete Agreement. This Agreement along with the Employee Agreement constitutes the entire agreement between the parties concerning the subject matter hereof.

     15. Waiver. Failure by either party to insist upon strict adherence to any one or more of the provisions of this Agreement on one or more occasions shall not be construed as a waiver, nor shall it deprive that party of the right to require strict compliance thereafter.

     16. Survival. The obligations set forth in paragraphs 8, 9, 9(a) and 10, and to the extent applicable, 11, 12, 13, 14, 15, 16, 17, and 18, shall survive termination of this Agreement.

     17. Amendments. No amendment hereto, or waivers or releases of obligations or liabilities hereunder or under the Employee Agreement, shall be effective unless agreed to in writing, signed by the parties hereto.

     18. Withholding. The Company may deduct and withhold from the payments to be made to Wipperman hereunder any amounts required to be deducted and withheld by the Company for Wipperman under the provision of any statute, law, regulation or ordinance now or hereafter enacted and advances, debts or other financial obligations owed by Wipperman to the Company. In addition, in the event that the Company reasonably determines that it is required to make any payments of withholding taxes as a result of Wipperman's receipt of any other compensation or benefits pursuant to the terms of this Agreement, the Company may, as a condition to such receipt, require that Wipperman provide the Company with an amount of cash sufficient to enable the Company to pay such withholding taxes.

     19. Reference to the Board of Directors. Whenever any reference to or power of the Company or the Board of Directors is provided or contemplated in this Agreement, such reference or power shall mean that of the Board of Directors of the Company and/or its designee(s).

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date above written.

                                             PathoGenesis Corporation

                                             By: /s/ Walter H. Gantz
                                                 --------------------------

                                             Its: Pres. and CEO
                                                  -------------------------

                                             /s/ Marc F. Wipperman
                                             ------------------------------
                                             Marc F. Wipperman